EX-24

POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints Irina Lempert and Carol J Gibson to serve as account administrators with the sole responsibility of managing the EDGAR account of the undersigned on the EDGAR Filer Management system (“EDGAR Next”) on behalf of the undersigned. The duties of the account administrators include (1) creating a Login.gov individual account credentials to access the undersigned’s EDGAR account on the EDGAR Next dashboard; (2) adding and removing users and delegated filers; updating company information and performing annual confirmations; and (3) generating custom CCC codes.
In addition, know all by these presents, that the undersigned hereby constitutes and appoints each of Joseph Amato, Claudia A. Brandon, Corey Issing, John M. McGovern, Gariel Nahoum, Melissa Herr, Jennifer R. Gonzalez, Marguerite W. Laurent, Franklin H. Na, and Lori L. Schneider (with full power to each of them to act alone) her true and lawful attorney-in-fact to:
(1)
prepare and execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain or amend codes and passwords enabling the undersigned to make electronic filings with the SEC;

(2)
prepare and execute in the undersigned’s name and on behalf of the undersigned Forms 3, 4 and/or 5, and amendments thereto, relating to any current or future closed-end funds for which Neuberger Berman Investment Advisers LLC or its affiliates serve as an investment adviser (together, the “Fund”), in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or amendment thereto, and file any such form with the SEC and any other authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary  and  proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December, 2025.

By:	/s/ Archena Alagappan
Name:	Archena Alagappan
Title:	Associate Portfolio Manager

NOTARIZATION:
[Notary Seal]
Caroline Ann McHale Notary Public, State of New York No. 02MC6256138 Qualified in Westchester County Commission Expires February 21, 2026
/s/ Caroline McHale
Notary Signature

Caroline McHale
Notary - Print Name